Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 24, 2020, except for Note 15, as to which the date is June 29, 2021, with respect to the consolidated financial statements of H.B. Fuller Company, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, MN

June 29, 2021